EMPLOYMENT AGREEMENT

     AGREEMENT dated as of March 29, 2000 between KEVIN J. LEE, residing at 601 West 113th Street, New York, New York 10025 ("Executive"), and SENTIGEN CORP., a Delaware corporation having its principal office at 434 East Cooper Avenue, Suite 201, Aspen, Colorado 81611 ("Company").

     WHEREAS, Executive possesses expertise in the areas of molecular and neuro biology;

     WHEREAS, the Company desires to avail itself of Executive's expertise;

     WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by Company, commencing April 1, 2000 (the "Start Date"), on the terms set forth in this Agreement; and

     WHEREAS, the Company is a wholly-owned subsidiary of Prime Cellular, Inc., a Delaware Corporation.

     IT IS AGREED:

1.       Employment, Duties and Acceptance.
         ----------------------------------

         1.1 The Company shall employ Executive as its Executive Vice President ("EVP"). All of Executive's powers and authority in any capacity shall at all times be subject to the direction and control of the Company's Board of Directors and Chief Executive Officer ("CEO"). Executive shall report directly to the CEO. Executive shall also be a member of the Board of Directors of the Company during the period in which he serves as Executive Vice President. At the request of the Board of Directors, Executive shall sign a letter resigning from the Board of Directors of the Company at the termination of his employment with the Company.

         1.2 The Board of Directors and the CEO may assign to Executive such general management and supervisory responsibilities and executive duties for the Company or any subsidiary of the Company as are consistent with Executive's status as EVP. The Company and Executive acknowledge that Executive's primary functions and duties as EVP shall be the general supervision of, and oversight over all scientific activities of the Company.

         1.3 Executive accepts such employment and agrees to devote substantially all of his business time, energy and attention to the performance of his duties hereunder beginning on the Start Date. Nothing herein shall be construed as preventing Executive from making and supervising personal investments during the term of this Agreement, provided they will not (a) require any substantial services on his part in the operation of the affairs of the companies in which such investments are made, (b) interfere with the performance of Executive's duties hereunder or (c) violate the provisions of paragraph 5.4 hereof.

2.       Compensation and Benefits.
         --------------------------

         2.1 The Company shall pay to Executive a salary at the annual rate of $110,000. Executive's compensation shall be paid in equal, bi-weekly installments.

         2.2 As additional compensation for services to be rendered by Executive hereunder:

                  (a) Simultaneously herewith, the Company is issuing to Executive options ("Options") to purchase 200,000 shares of Prime Cellular, Inc.'scommon stock ("Common Stock") at a price per share of $5.00. The Options are evidenced by a Stock Option Agreement, dated as of March 29, 2000, between Prime Cellular, Inc. and Executive ("Stock Option Agreement"). The Options shall vest in 4 equal, annual installments commencing on April 1, 2000.

                  (b) The Company also shall pay Executive an annual performance-based bonus as determined in the sole discretion of the Board of Directors.

         2.3 Executive shall be entitled to such medical, life, disability and other benefits as are generally afforded to the senior executives of Prime Cellular, Inc., subject to applicable waiting periods and other conditions.

         2.4 Executive shall be entitled to three weeks of vacation in each calendar year and to a reasonable number of other days off for religious and personal reasons.

         2.5 The Company will pay or reimburse Executive for all transportation, hotel and other expenses reasonably incurred by Executive on business trips and for all other ordinary and reasonable out-of- pocket expenses actually incurred by him in the conduct of the business of the Company against itemized vouchers submitted with respect to any such expenses and approved in accordance with customary procedures.

         2.6 Executive acknowledges that he will be obligated to render services hereunder wherever such services are reasonably required by the Company, which will necessitate substantial travel by Executive, primarily in North America. In no case shall such travel be greater than an aggregate of three months in any one year period

3.       Term and Termination.
         ----------------------

         3.1 The term of Executive's employment hereunder shall commence on the Start Date and shall continue until March 31, 2003, unless sooner terminated as herein provided.

         3.2 Executive's employment hereunder shall terminate on the date of his death, in which case the Company shall pay to the legal representative of Executive's estate (i) the base salary due Executive pursuant to paragraph 2.1 hereof through the date of Executive's death, (ii) all earned and previously approved but unpaid bonuses, (iii) all valid expense reimbursements through the date of the termination of this Agreement and (iv) all accrued but unused vacation pay.

         3.3 The Company, by notice to Executive, may terminate Executive's employment hereunder if Executive shall fail because of illness or incapacity to render, for six consecutive months, services of the character contemplated by this Agreement. Notwithstanding such termination, the Company shall pay to Executive (i) the base salary due Executive pursuant to paragraph 2.1 hereof through the date of such notice, less any amount Executive receives for such period from any Company-sponsored or Company-paid source of insurance, disability compensation or government program, (ii) all earned and previously approved but unpaid bonuses, (iii) all valid expense reimbursements through the date of the termination of this Agreement and (iv) all accrued but unused vacation pay.

          3.4 The Company, by notice to Executive, may terminate Executive's employment hereunder for "Cause" (as defined herein). As used herein, "Cause" shall mean: (a) the refusal or failure by Executive to carry out specific directions of the Board or the CEO which are of a material nature and consistent with his status as EVP, or the refusal or failure by Executive to perform a material part of Executive's duties hereunder; (b) the commission by Executive of a material breach of any of the provisions of this Agreement;

(c) fraud or dishonest action by Executive in his relations with the Company or any of its subsidiaries or affiliates, or with any customer or business contact of the Company or any of its subsidiaries or affiliates ("dishonest" for these purposes shall mean Executive's knowingly or recklessly making of a material misstatement or omission for his personal benefit); or (d) the conviction of Executive of any felony or crime involving an act of fraud or dishonesty. Notwithstanding the foregoing, no "Cause" for termination shall be deemed to exist with respect to Executive's acts described in clauses (a) or (b) above, unless the Company shall have given written notice to Executive specifying the "Cause" with reasonable particularity and, within thirty calendar days after such notice, Executive shall not have cured or eliminated the problem or thing giving rise to such "Cause;" provided, however, that a repeated breach after notice and cure of any provision of clauses (a) or (b) above involving the same or substantially similar actions or conduct, shall be grounds for termination for "Cause" without any additional notice from the Company. Notwithstanding such termination, the Company shall pay to Executive (i) the base salary due Executive pursuant to paragraph 2.1 hereof through the date of such notice, (ii) all earned and previously approved but unpaid bonuses, (iii) all valid expense reimbursements through the date of the termination of this Agreement and (iv) all accrued but unused vacation pay.

         3.5 The Executive, by notice to the Company, may terminate Executive's employment hereunder if a "Good Reason" exists. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances without the Executive's prior express written consent: (a) a significant change in Executive's title, duties or responsibilities with the Company that represents a demotion from his title, duties or responsibilities as in effect immediately prior to such change; (b) the consummation of any merger, consolidation or other form of reorganization in which holders of the outstanding voting securities of the Company before the transaction do not hold at least 51% of the outstanding voting securities after the transaction, or upon the sale of all or substantially all of the Company's assets; (c) the commission by the Company of a material breach of any of the provisions of this Agreement; and (d) the movement by the Company of Executive's principal office to a location more than 50 miles from New York City, without Executive's consent. Notwithstanding the foregoing, no Good Reason shall be deemed to exist with respect to the Company's acts described in clauses (a) or (b) above, unless the Executive shall have given written notice to the Company specifying the Good Reason with reasonable particularity and, within thirty calendar days after such notice, the Company shall not have cured or eliminated the problem or thing giving rise to such Good Reason; provided, however, that a repeated breach after notice and cure of any provision of clauses (a) or (b) above involving the same or substantially similar actions or conduct, shall be grounds for termination for Good Reason without any additional notice from the Executive.

         3.6 In the event that Executive terminates his employment hereunder for Good Reason, pursuant to the provisions of paragraph 3.5, or the Company terminates his employment hereunder without "Cause," as defined in paragraph 3.4, the Company shall continue to pay to Executive (or in the case of his death, the legal representative of Executive's estate or such other person or persons as Executive shall have designated by written notice to the Company) all payments, compensation and benefits required under paragraphs 2.1 and 2.3 hereof through the earlier of the three-year anniversary of the Start Date and the one-year anniversary of the termination of employment; provided, however, that (a) Executive's insurance coverage shall terminate upon the Executive becoming covered under a similar program by reason of employment elsewhere; and
(b) the cash payments owed to Executive hereunder during any period in which Executive is employed elsewhere shall be reduced by any compensation earned by Executive for his services from such other employer.

4.       Executive Indemnity
         --------------------

         4.1 To the maximum extent permitted by law, the Company agrees to indemnify and defend Executive and hold Executive harmless against all claims, causes of action, costs, expenses (including, without limitation, reasonable attorneys' fees) and liabilities (other than settlements to which the Company does not consent, which consent shall not be unreasonably withheld) (collectively, "Losses") reasonably incurred by Executive in connection with any claim, action, proceeding or investigation brought against or involving Executive with respect to, arising out of or in any way relating to Executive's employment with the Company or Executive's service as a director of the Company; provided, however, that the Company shall not be required to indemnify Executive for Losses incurred as a result of Executive's intentional misconduct or gross negligence. Executive shall promptly notify the Company of any claim, action, proceeding or investigation under this paragraph and the Company shall be entitled to participate in the defense of any such claim, action, proceeding or investigation and, if it so chooses, to assume the defense with counsel selected by the Company; provided that Executive shall have the right to employ counsel to represent him (at the Company's expense) if Company counsel would have a "conflict of interest" in representing both the Company and Executive. The Company shall not settle or compromise any claim, action, proceeding or investigation without Executive's consent, which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required if the settlement entails only the payment of money and the Company fully indemnifies Executive in connection therewith and obtains a general release with respect to Executive. The Company further agrees to advance any and all expenses (including, without limitation, the fees and expenses of counsel) reasonably incurred by the Executive in connection with any such claim, action, proceeding or investigation, provided Executive first enters into an appropriate agreement for repayment of such advances if indemnification is found not to have been available. The Company shall, upon the settlement of a claim, action, proceeding or investigation, grant Executive a release of liability if the Company has obtained a release and if Executive was lawfully entitled to indemnity. This Section 4 survives the termination of this Agreement for any reason.

5.       Protection of Confidential Information; Non-Competition.
         --------------------------------------------------------

         5.1      (a)      The Company will suffer substantial damage which will
be difficult to compute if, during the term of this Agreement or thereafter, Executive should enter a business competitive with the Company, or divulge Confidential Information, or breach his obligations under Section 6.

                  (b) The provisions of this Agreement are reasonable and necessary for the protection of the business of the Company.

         5.2      Executive acknowledges that:

                  (a) As a result of Executive's employment with the Company, he has obtained and will obtain secret and confidential information concerning the business of the Company and its subsidiaries and affiliates (referred to collectively in this Section 5 and in Section 6 as the "Company"), including, without limitation, financial information, designs and other proprietary rights, trade secrets and "know-how," customers and sources ("Confidential Information"). The obligations herein imposed shall not extend to Confidential Information: (i) which is or lawfully becomes available to the public without restriction and without breach of this Agreement by Executive; or
(ii) which is previously known to Executive or which is independently developed by Executive without reference to any Confidential Information and in either case, is so evidenced by written material in his possession.

                  (b) Executive agrees that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person or entity any Confidential Information obtained or learned by him as a result of his employment with the Company, except (i) in the course of performing his duties hereunder, (ii) with the Company's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. If Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, confirmed by mail, the Company and, at the Company's expense, Executive shall: (a) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, and
(b) not object to the Company's intervention and participation with counsel of its choice in any proceeding relating to the enforcement thereof.

         5.3 Upon termination of his employment with the Company, Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under his control; provided, however, that Executive shall be entitled to retain copies of such documents reasonably necessary to document his financial relationship (both past and future) with the Company.

         5.4 During the period commencing on the date hereof and ending on the second anniversary of the date Executive's employment hereunder is terminated (provided, however, that if Executive's employment is terminated with "Cause" or Executive terminates his employment without "Good Reason," such period shall terminate on the third-year anniversary of the Start Date), Executive, without the prior written permission of the Company, shall not, anywhere in the world, (i) be employed by, or render any services to, any person, firm or corporation engaged in any business which is in competition with either (a) the business conducted by the Company on the effective date of termination or (b) a business which the Company is involved in as of the effective date of termination ("Competitive Business"); (ii) engage in any Competitive Business for his or its own account; (iii) be associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company at any time during the last six months while Executive was employed by the Company; or (v) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a Competitive Business, any of its customers or other persons with whom the Company has a contractual relationship. Notwithstanding the foregoing, this provision shall not preclude Executive from investing his personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such ownership is in compliance with the requirements set forth in clauses (a) and (b) of the last sentence of paragraph 1.3 hereof and if such investment does not result in his beneficially owning, at any time, more than 1% of the publicly traded equity securities of such Competitive Business.

         5.5 If Executive commits a breach, or threatens to commit a breach, of any of the provisions of paragraphs 5.2 or 5.4, or of any of the provisions of Section 6, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                  Each of the rights and remedies enumerated in this paragraph
5.5 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

In connection with any legal action or proceeding arising out of or relating to this Agreement, the prevailing party in such action or proceeding shall be entitled to be reimbursed by the other party for the reasonable attorneys' fees and costs incurred by the prevailing party.

         5.6 If Executive violates any covenant contained in paragraph 5.4, the duration of such covenant so violated shall be automatically extended for a period of time equal to the period of such violation.

         5.7 If any provision of paragraphs 5.2 or 5.4 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

         5.8 The provisions of this Section 5 shall survive the termination of this Agreement for any reason.

6.       Inventions, Patents and Copyrights.
         ----------------------------------

         6.1 All inventions and other creative works, including any patent, copyright, trade secret, trademark or other intellectual property rights, developed or produced by Executive either alone or jointly with others and which relate to the Company's business or technology (collectively, "Intellectual Property") shall be considered to have been prepared for the Company as a part, and in the course, of Executive's employment with the Company. Any such Intellectual Property shall be owned by the Company regardless of whether it would otherwise be considered a work made for hire. Such Intellectual Property shall include, among other things, software and documentation therefor.

         6.2 The Company shall have full ownership of the Intellectual Property, with no rights of ownership vested in Executive. Executive agrees that, in the event any Intellectual Property is determined by a court of competent jurisdiction not to be a work for hire under the federal copyright laws, this Agreement shall operate as an irrevocable assignment by him to the Company of the copyright in the works, including all rights thereunder in perpetuity. Under this irrevocable assignment, Executive hereby assigns to the Company the sole and exclusive right, title, and interest in and to the Intellectual Property, without further consideration, and agrees to assist the Company in registering and from time to time enforcing all copyrights and other rights and protections relating to the Intellectual Property in any and all countries. Executive agrees that in the event of any dispute arising out of or concerning this Section 6, no actions by the Executive undertaken for the purpose of securing, maintaining, or preserving the copyright in the works shall be considered by any finder of fact or determiner of law in determining the character of the work as work made for hire, unless expressly authorized by the Company.

         6.3 Executive agrees to divulge to the Company promptly and fully in writing, in such format as the Company may deem appropriate, all Intellectual Property and to assign to the Company all Intellectual Property.

         6.4 Executive shall make and maintain adequate permanent records of all Intellectual Property, in the form of memoranda, notebook entries, drawings, printouts, or reports relating thereto, in keeping with then current Company procedures. Executive agrees that these records, as well as the Intellectual Property, shall be and remain the property of the Company at all times.

         6.5 Executive shall cooperate with and assist the Company and its nominees, at their sole expense, during the term of this Agreement and thereafter, in securing and protecting patent, copyright or other similar rights in the United States and foreign countries in the Intellectual Property. In this connection, Executive specifically agrees to execute all papers which the Company deems necessary to protect its interests including the execution of assignments of invention and copyrights and to give evidence and testimony, as may be necessary, to secure and enforce the Company's rights in the Intellectual Property. Executive hereby appoints the Company as his agent and attorney-in-fact to act for and in his behalf and stead to execute, register, and file any applications, and to do all other lawfully permitted acts to further the registration, prosecution, issuance, renewals, and extensions of patents, copyrights or other protections with the same legal force and effect as if personally executed by Executive. The Company agrees that, to the extent (i) allowable by law and (ii) it does not affect the Company's rights in any way, it will include Executive's name as an "author" on all patents to which he has substantially contributed.

         6.6 The provisions of this Section 6 shall survive termination of this Agreement for any reason.

7.       Miscellaneous Provisions.
         ------------------------

         7.1 All notices provided for in this Agreement shall be in writing, and shall be (i) delivered personally to the party to receive the same,
(ii) given by facsimile transmission, or (iii) mailed first class postage prepaid, by certified mail, return receipt requested, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this paragraph 7.1. All notices shall be deemed to have been given as of the date of personal delivery, faxing (if evidence of successful transmission is obtained by the sender) or mailing thereof.

                  If to Executive:

                           Kevin Lee
                           601 West 113th Street
                           New York, New York 10025

                  With a copy to:

                           David Dretzin, Esq.
                           1251 Avenue of the Americas, 42nd Floor
                           New York, New York  10020-1182
                           Facsimile No.: (212) 278-1733

                  If to the Company:

                           Sentigen Corp.
                           434 East Cooper Avenue, Suite 201
                           Aspen, Colorado 81611
                           Attn.: Joseph K. Pagano, Chief Executive Officer Facsimile No.: (970) 920-7931

                  With a copy to:

                           Graubard Mollen & Miller
                           600 Third Avenue
                           New York, New York 10016
                           Attn.: David Alan Miller, Esq.
                           Facsimile No.: (212) 818-8881

         7.2 This Agreement sets forth the entire agreement of the parties relating to the employment of Executive and is intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

         7.3 This Agreement shall be governed by and construed under the law of the State of New York, disregarding any principles of conflicts of law that would otherwise provide for the application of the substantive law of another jurisdiction. Each of the parties (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the parties further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

         7.4 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive's heirs and legal representatives.

         7.5 Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

         7.6 Executive represents that he is not prohibited or limited in any way, pursuant to the terms of any employment, non-competition or similar agreement, or otherwise, from entering into this Agreement and performing his obligations hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                              SENTIGEN CORP.

                                /s/ Joseph K. Pagano
                              ---------------------------------------------
                              By: Joseph K. Pagano, Chief Executive Officer

                                /s/ Kevin Lee
                              ---------------------------------------------
                              KEVIN LEE